Exhibit 5.2

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
SULLIVAN & CROMWELL

WASHINGTON TELEPHONE: (202) 956-7500
TELEX: 89625                                       1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
FACSIMILE: (202) 293-6330                                              __________
                                                                     125 BROAD STREET, NEW YORK 10004-2498
                                                                           375 PARK AVENUE, NEW YORK 10152
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG
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                                                                   July 31, 1997




AMC Entertainment Inc.,
   106 West 14th Street,
      Kansas City, Missouri 64105.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of $200,000,000 principal amount of 9 1/2% Exchange Senior Subordinated Notes Due 2009 (the "Securities") of AMC Entertainment Inc., a Delaware corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act and the Securities have been duly executed and authenticated in accordance with the Indenture relating to the Securities and issued as contemplated in the Registration Statement, the Securities


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AMC Entertainment Inc.,                                                    -2-


will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have assumed that the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, that the Securities have been duly authorized for issuance by the Company under the laws of the State of Delaware, that the Securities, when issued, will constitute valid and legally binding obligations of the Company under the laws of the State of Delaware, that the Indenture relating to the Securities has been duly authorized, executed and delivered by the Company under the laws of the State of Delaware, and that the Indenture constitutes a valid and legally binding obligation of the Company under the laws of the State of Delaware. We understand that Lathrop & Gage L.C. is giving you their opinion, dated July 31, 1997, as to such matters.


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AMC Entertainment Inc.                                                      -3-

         Also, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Notes" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                            Very truly yours,


                                            SULLIVAN & CROMWELL